UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

XO Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35217	13-3895178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

195 Broadway, 25th Floor, New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 219-8555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 8, 2014, XO Group Inc. (the “Company”) issued a press release announcing its financial results as of and for the quarter ended March 31, 2014. A copy of the Company’s press release announcing these financial results is attached as Exhibit 99.1 hereto, and is incorporated by reference into this report. The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended. The information contained in this Item and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 5.02	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers; Departure of Directors or Certain Officers.

On May 8, 2014, the Company announced that Carol Koh Evans will cease serving as the Company’s Chief Operating Officer effective May 30, 2014. A copy of the Company’s press release announcing this information is attached as Exhibit 99.1 hereto, and is incorporated by reference into this report.

Item 8.01	Other Events.

On May 8, 2014, the Company also announced that as a part of its efforts to bring greater operational focus to its business and products, it will be closing its Los Angeles, California satellite office, effective June 30, 2014. A copy of the Company’s press release announcing this information is attached as Exhibit 99.1 hereto, and is incorporated by reference into this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following documents are included as exhibits to this report:

99.1	Press Release dated May 8, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO GROUP INC.
(Registrant)

Date: May 8, 2014	By:	/s/ GILLIAN MUNSON
Gillian Munson Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated May 8, 2014.